Exhibit 16(a)

[WISS & COMPANY, LLP LETTERHEAD]

VIA CERTIFIED MAIL - RETURN RECEIPT REQUESTED

                                                              September 28, 2001

Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4, Changes in Registrant's Certifying Accountant, of Techdyne, Inc.'s Form 8-K dated September 19, 2001, filed September 25, 2001, and are in agreement with the statements contained in paragraphs two and three. We disagree with the statement contained in paragraph four. We were not provided with the disclosures required by Item 304(a) that the former accountant shall receive no later than the day that the disclosures are filed with the commission. We became aware of the aforementioned Form 8-K on September 27, 2001. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                             Very truly yours,

                                                             /s/  Wiss & Company

                                                             Wiss & Company, LLP

Copy to:  Barry Pardon, President, COO
               Techdyne, Inc.